Exhibit 10.2
SEPARATION AGREEMENT AND GENERAL RELEASE
This Separation Agreement and General Release (the “Separation Agreement”) is entered into by and between MGI PHARMA, INC. (the “Company”) and James C. Hawley (the “Employee”).
     WHEREAS, the purpose of this Separation Agreement and General Release is to set forth the terms and conditions under which the Company and Employee will terminate their employment relationship;
     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for good and valuable consideration, Employee and the Company agree as follows:
     1. Separation from Employment. Effective April 21, 2006, Employee’s employment has been terminated. Except as provided in this Separation Agreement, all benefits and privileges of employment have ended as of this date.
     2. Termination Benefits. Subject to the terms and conditions of this Separation Agreement, including the release set forth in Paragraph 10, the Company will pay to Employee the gross amount of Two Hundred Seventy-five thousand dollars ($275,000) in a lump sum payment subject to withholding, as severance, equivalent to 12 months of Employee’s current base salary. Payment of this sum shall be within 15 business days following the expiration of the rescission period described in paragraph 12 below, provided that Employee does not rescind this Separation Agreement.
     Employee agrees that Employee is not entitled to the payment referenced in this paragraph unless Employee signs this Separation Agreement and does not rescind in accordance with Paragraph12.
     3. Stock Options and Restricted Stock Awards. Effective as of the date of separation, all unvested options and Restricted Stock Awards shall expire. Employee’s ability to exercise all vested options, if any, shall be governed by the terms of the applicable stock option plan(s), and option agreement(s).
     4. No Right to Apply For or Accept Employment. Employee agrees to not apply for or accept employment with the Company or with any current or future related company, affiliate, or subsidiary currently or at any time in the future.
     5. Return of Information and Assets. Employee affirms that all originals and all copies of the Company’s records, correspondence and documents, and all other property and assets of the Company, created or obtained by Employee as a result of or in the course of or in connection with employment with the Company which are in Employee’s possession or control, whether confidential or not, have been returned to the Company or will be returned to the Company prior to the Employee’s signing of this Separation Agreement.
     6. Passwords and Password-Protected Documents. Employee agrees that prior to signing this Separation Agreement, Employee delivered all passwords in use by Employee at the time of Employee’s termination, a list of any documents that Employee created or of which

Employee is otherwise aware that are password-protected, and the password(s) necessary to access such password-protected documents.
     7. Confidentiality. Employee agrees that the existence and terms and conditions of this Separation Agreement shall remain confidential as between the parties, and may only be disclosed:
(a.) by Employee to immediate family, legal counsel, investment advisor or banks, and accountant or tax advisor, each of which shall be advised of the confidential nature of this Separation Agreement and who shall each agree to be bound hereby;
(b.) by the Company to its officers and directors, outside auditors, tax advisors and legal counsel, each of which shall be advised of the confidential nature of this Separation Agreement and who shall each agree to be bound hereby; or
(c.) by either party as necessary to effect its terms or as otherwise required by law, court order or valid legal proceeding.
     Without limiting the generality of and subject to the foregoing, Employee agrees information regarding this Separation Agreement shall not be disclosed to any third party including any current or former Company employee.
     8. Employee Agreement with MGI PHARMA, INC. Relating to Patent and Confidential Information (the “Confidential Information Agreement”). Employee acknowledges that in the course of employment with the Company, Employee has had access to confidential information resulting from the business affairs of the Company and/or related companies and entities. Further, Employee acknowledges that there is an obligation to continue to perform the obligations under the Confidential Information Agreement which Employee executed on January 31, 2005 (attached as Exhibit A) and that such obligations shall continue in full force and effect and be unaffected by this Separation Agreement.
     9. No Other Benefits. Employee agrees and understands that Employee is entitled to no benefits other than those enumerated in this Separation Agreement. Employee also understands that payments made pursuant to this Separation Agreement may be subject to withholding of applicable income and other employment-related taxes and consents to the Company’s right to withhold from such payments.
     10. Settlement and Release. For the consideration expressed in this Separation Agreement, Employee hereby fully and completely releases and waives and forever discharges the Company, its predecessors, successors, assigns, parents, affiliates, subsidiaries, related companies, officers, directors, shareholders, agents, servants, counsel, executives, directors, shareholders, agents, employees, any retirement or welfare benefit plans offered by the Company and any trustee or administrator of any such plans, and insurers (collectively referred to as “Released Parties”) from any and all claims, complaints, causes of action or demands of whatever kind, known or unknown, suspected or unsuspected, which exist or may exist up through the date Employee signs this Separation Agreement arising out of any actions, conduct, decisions, behavior, or events occurring up through the execution of this Separation Agreement, including without limitation any and all claims, complaints, causes of action or demands relating in any way to the hiring of Employee, the terms, conditions and circumstances of Employee’s employment, Employee’s compensation WHILE employed with the Company, the cessation of Employee’s employment with the Company, and any other actions, decisions, alleged omissions, or events occurring up through the date Employee signs this Separation Agreement.
     Employee understand and agrees that Employee’s release of claims in this Separation Agreement includes, but is not limited to, any claims Employee may have under: Title VII of the Federal Civil Rights Act of 1964, as amended; the Americans with Disabilities Act; the Equal Pay Act; the Fair Labor Standards Act; the Employee Retirement Income Security Act; the Family and Medical Leave Act; the Age Discrimination in Employment Act; the Minnesota Human Rights Act; Minn. Stat. § 176.82; Minn. Stat. § 181.81; or any other federal, state, or local statute, ordinance, or law.
     Employee also understands that Employee is giving up all other claims, whether grounded in contract or tort theories, including but not limited to: wrongful discharge; breach of contract; tortious interference with contractual relations; promissory estoppel; detrimental reliance; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; breach of fiduciary duty; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; whistleblower; negligence; intentional or negligent infliction of emotional distress; attorney’s fees; or any other theory, whether legal or equitable, with the exception of those claims which cannot be released under applicable state or federal law.
     Employee also understands and agrees that Employee is waiving the right to monetary damages or other individual legal or equitable relief awarded by any governmental agency related to any claim against the Released Parties arising from or relating to the Company’s hiring of Employee, Employee’s employment with the Company, the cessation of Employee’s employment with the Company, or any other actions, decisions, alleged omissions, or events occurring prior to Employee’s signing of this Separation Agreement.
Employee makes this release on behalf of Employee, Employee’s estate and Employee’s heirs, personal representatives, administrators, executors, successors and assigns.
     11. Time to Accept. Employee hereby acknowledges having the opportunity to take twenty-one (21) days from the date Employee received this Separation Agreement to consider the terms of this Separation Agreement before signing, that Employee fully understands and accepts the terms of this Separation Agreement, that Employee’s signature is freely, voluntarily and knowingly given, and that Employee has been provided a full opportunity to review and reflect on the terms of the Separation Agreement and to obtain the advice of legal counsel of choice, which advice the Company has encouraged Employee to obtain.
     12. Right to Rescind. After executing this Separation Agreement, Employee understands that Employee may rescind this Separation Agreement by delivering written notice of such rescission within fifteen (15) days of the date appearing next to Employee’s signature. To be effective, such rescission notice must be hand-delivered to the Company, or, if sent by mail, postmarked within the applicable time period, sent by certified mail, return receipt requested, and addressed as follows: MGI PHARMA, INC., 5775 West Old Shakopee Road, Suite 100, Bloomington, MN 55437, Attention: Lori Schoenbauer. Employee understands that if Employee exercises the right of rescission as provided for in this paragraph, this Separation Agreement will not remain in effect, expect that Employee’s employment ended as of April 21, 2006.
     13. Entire Agreement. This Separation Agreement (and all exhibits referenced in this Separation Agreement) constitutes the entire agreement between the parties with respect to Employee’s employment and separation from employment. No modification, amendment or change of any kind to this Separation Agreement shall be effective unless it is in writing and signed by both parties.
     14. Governing Law. The laws of the State of Minnesota will govern the validity, construction and performance of this Separation Agreement, without regard to the conflict of law provisions of any other jurisdictions. Any legal proceeding related to this Separation Agreement will be brought in an appropriate Minnesota court, and both parties hereby consent to the exclusive jurisdiction of that court for this purpose.
     15. Severability. If any part of this Separation Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Separation Agreement shall remain in full force and effect.
     16. No Admission. Nothing in this Separation Agreement is intended to be, and nothing will be deemed to be, an admission of liability by the Company or Employee that either of them has violated any state or federal statute, local ordinance or principle of common law, or that either party has engaged in any wrongdoing.
     17. Waiver. The waiver by either party of a breach by the other party of any provision of this Separation Agreement shall not operate or be construed as a waiver of any subsequent breach.

IN WITNESS WHEREOF, the parties have duly executed this Separation Agreement on the dates set forth below to be effective as of the date shown below.
I ACKNOWLEDGE THAT I HAVE READ THIS AGREEMENT AND THAT I AGREE TO THE CONDITIONS AND OBLIGATIONS SET FORTH. FURTHER, I AGREE THAT I HAVE HAD ADEQUATE TIME TO CONSIDER THE TERMS OF THIS AGREEMENT AND THAT I AM VOLUNTARILY ENTERING INTO THIS AGREEMENT WITH A FULL UNDERSTANDING OF ITS MEANING.

Dated:	April 26, 2006	/s/ James C. Hawley

James C. Hawley, Employee

MGI PHARMA, INC.

Dated:	April 26, 2006	By:	/s/ Leon Moulder

		Name:	Leon Moulder

		Title:	President and CEO

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